Exhibit 5






                                 March 18, 1998




Burlington Northern Santa Fe Corporation
2650 Lou Menk Drive
Fort Worth, Texas  76131


                Re:   Registration Statement on Form S-3
                      $500,000,000 Principal Amount of Debt Securities
                      ------------------------------------------------

Ladies and Gentlemen:

                We have acted as counsel to Burlington Northern Santa Fe Corporation, a Delaware corporation (the "Company"), in connection with an offering pursuant to Rule 415 under the Securities Act of 1933, as amended (the "Securities Act"), of $500 million principal amount of the Company's debt securities (the "Debt Securities") and the corporate proceedings (the "Corporate Proceedings") taken and to be taken in connection therewith. The Debt Securities are to be issued under an indenture (the "Indenture"), between the Company and The First National Bank of Chicago, as trustee. We have also participated in the preparation and filing with the Securities and Exchange Commission under the Securities Act of a Registration Statement on Form S-3 (the "Registration Statement") relating to the Debt Securities. In this connection, we have examined such corporate and other records, instruments, certificates and documents as we considered necessary to enable us to express this opinion.

                Based on the foregoing, it is our opinion that, upon completion of the Corporate Proceedings, the Debt Securities will have been duly authorized for issuance and, when each series of Debt Securities is duly executed, authenticated, issued and delivered, such series will constitute valid and legally binding obligations of the Company entitled to the benefits of the Indenture, subject to bankruptcy, insolvency, reorganization, moratorium and similar laws of general applicability relating to or affecting creditor's rights and to general equity principles (whether considered in a proceeding at law or in equity).



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                We consent to the filing of this opinion as an exhibit to
the Registration Statement and to the reference to us under the caption "Validity of Securities" therein.

                We are admitted to practice law in the State of Illinois and we express no opinions as to matters under or involving any laws other than the laws of the State of Illinois, the federal laws of the United States of America and the General Corporation Law of the State of Delaware.


                                                  Very truly yours,



                                                  Mayer, Brown & Platt